UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2004
(Date of earliest event reported)

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3 N. Dunlap Street
3rd Floor, Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.
SIGNATURE
EX-99.1 PRESS RELEASE

ITEM 9. Regulation FD Disclosure.

On March 17, 2004, GTx publicly announced that it had entered into a joint collaboration with Ortho Biotech Products L.P. for andarine and specified backup SARM compounds. The full text of the press release announcing the agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: March 18, 2004	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	General Counsel/Secretary